Exhibit 1.01

Conflict Minerals Report

This Conflict Minerals Report (CMR) of General Motors Company is for calendar year 2022 in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (SEC Rule). The SEC Rule was adopted by the Securities and Exchange Commission (SEC) to implement reporting requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). The SEC Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of said products. The SEC Rule defines conflict minerals as columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin, and tungsten (3TG), and any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country (Covered Countries).

In this CMR, references to General Motors, GM, our, us, or we refer to General Motors Company.
I.    Company and Supply Chain Overview
We, through our direct and indirect subsidiaries, design, build, and sell trucks, crossovers, cars, and automobile parts worldwide. Our supply chain is a complex global network of tiered suppliers that directly or indirectly supply raw materials, components, and services to our global facilities.

With respect to the 3TG in our products, generally there are multiple tiers of supplier manufacturers between the smelters or refiners (SORs) that process 3TG and the first-tier suppliers that deliver parts to us. We do not have a direct business relationship with any SORs of 3TG. We rely on the suppliers with whom we have direct contracts to provide information on the origin of, and the facilities used to process, the 3TG contained in the components and materials supplied to us.
II.    Reasonable Country of Origin Inquiry

For our reasonable country of origin inquiry (RCOI), we rely on our tiered suppliers’ engagement as a critical piece in our RCOI process. We developed a targeted list of our first-tier suppliers of original equipment and aftermarket parts that we believe provide products that may contain 3TG which are necessary to the functionality or production of our product portfolio. We identified these suppliers based on information in the International Material Data System (IMDS) and from information previously provided by suppliers regarding conflict minerals. From that list, we incorporated only those suppliers who shipped part(s) to GM during the 2022 calendar year. In addition, we also surveyed employees whose function may provide relevant information regarding the source of potential 3TG within our supply chain.

We then used the Conflict Minerals Reporting Template (CMRT), a standardized industry reporting template developed by the Responsible Minerals Initiative (RMI), to obtain information from these suppliers regarding the facilities used to process the necessary 3TG and the country of origin of such minerals. To obtain information for GM’s products, we requested that our direct suppliers cascade these CMRT reporting requirements down through their supply chains. Given the complex supply chain we have, some suppliers were only able to report at a company-wide level, and therefore, we cannot definitively determine if the identified SORs are actually in our supply chain.

For the 2022 calendar year, we received completed CMRTs from 90% of the 2,764 supplier locations that we believe supply components that contain 3TG to GM. The CMRT responses identified 343 total SORs. Of those, 22 SORs were identified to have sourced, or are sourcing from a Covered Country. All 22 SORs that have sourced or are sourcing from a covered country are identified by RMI to be conformant to the Responsible Minerals Assurance Process (RMAP) as of March 1, 2023.

A reasonable country of origin inquiry and due diligence process was performed on the source and chain of custody of 3TG contained in the components and material supplied to us. We have reason to believe that some of the 3TG in our products may have originated in a Covered Country and may not have all come from recycled or scrap sources. Therefore, we undertook due diligence measures on the source and chain of custody related to the conflict minerals in our supply chain.
III.     Design of Due Diligence Process

To obtain information regarding the source and chain of custody of 3TG, we conducted due diligence through our direct suppliers based on the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD Guidance) published by the Organisation for Economic Co-operation and Development (OECD). The OECD Guidance provides an internationally recognized framework for conflict minerals due diligence.

IV.    Due Diligence Measures Performed

Step 1.    Establish Strong Company Management Systems

1. Company Conflict Minerals Policy

GM’s policies and practices, including its Conflict Minerals Policy, reflect our commitment to responsible sourcing strategies that mitigate negative social and environmental impacts. Through our Supplier Code of Conduct, we expect similar commitments and efforts from our suppliers to source responsibly within their supply chains, including sourcing 3TG. Our Conflict Minerals Policy can be found at https://www.gmsustainability.com/_pdf/policies/GM_Conflict_Minerals_Policy.pdf. We also communicate this policy to our suppliers through our supplier portal.

Commitment to Sourcing Responsibly

General Motors is committed to upholding human rights across our network of suppliers that support our global operations. Part of that commitment is found in our Supplier Code of Conduct and our Human Rights Policy. GM understands that long-term success starts with a company’s value system and a principled approach to doing business. These documents clearly communicate how we define, approach, govern, and support universal human rights and the dignity of people throughout our operations, the communities in which we operate, and our global supply chain. GM is also a signatory to the UN Global Compact and a member of RMI.

2. Internal Management Team
We have created a compliance group within our Global Purchasing and Supply Chain function that is responsible for, among other things, overseeing and enhancing our sustainability and compliance efforts, including conflict minerals, supplier awareness programs, trade restrictions, and similar efforts. By consolidating these efforts under the guidance of a single senior leader, we seek to implement our sustainability policies and achieve our goals.

Within this compliance-focused group, we have a team to lead our conflict minerals compliance program. To support this team, we organized a Conflict Minerals Compliance Committee, composed of representatives from the following functional areas: Global Purchasing and Supply Chain, Legal, Finance, Sustainability, SEC Reporting, and GM Audit Services. The Conflict Minerals Compliance Committee provides cross functional expertise for our conflict minerals compliance program. The Executive Steering Committee exercises oversight over the conflict minerals compliance program.

3. System of Supply Chain Controls and Transparency

We rely on our first-tier suppliers to solicit information from the suppliers lower in our supply chain regarding the facilities that process the necessary 3TG, including the country of origin of such minerals, and to provide that information in their responses to our request for conflict minerals information. We review our first-tier suppliers’ responses for completeness and consistency and work with them to improve the accuracy of the information we receive, if necessary.

4. Supplier Engagement

We engage with our suppliers to assist them in building their capabilities to improve their chain of custody declarations and increase the transparency of 3TG in our global supply chain. We communicate our conflict minerals reporting requirements to suppliers through various mechanisms, including teleconferences, emails, publications, and webinars. We have also established a direct email address (conflictminerals@gm.com) to provide our suppliers a streamlined path of communication relating to conflict minerals. We make conflict minerals reference documents available through our supplier portal. Some of the documents we have created and provide are frequently asked questions, CMRT completion instructions, webinar presentations, and leadership messages related to conflict minerals.

5. Grievance Mechanism

We maintain procedures for reporting potential safety concerns, potential misconduct, and concerns about potential ethical violations, including concerns regarding conflict minerals. One of those methods is the “Awareline,” which allows employees, suppliers, and others to report concerns about us, our management, supervisors, employees, or agents. Reports can be made to the Awareline in over a dozen different languages 24 hours per day, 7 days per week by phone, Internet, or email. Individuals filing reports on the Awareline may remain anonymous as permitted by law. Information about the Awareline is found at: awareline.com.

Step 2.     Identify and Assess Risk in the Supply Chain

We analyzed our suppliers’ CMRT responses for completeness and consistency. In addition to identifying all the SORs of 3TG in their supply chains, we required our suppliers to identify the country where the minerals were mined (the country of origin). Although we requested that our suppliers include this information in their responses, not all suppliers provided responses with country of origin information. We continue to educate our suppliers on the importance of determining the mine or location of origin with the greatest possible specificity.

Through our membership in RMI (ID #GMOT), we obtained a list of SORs who are in conformance with the RMAP as well as some of their country of origin sourcing information as noted above.  The RMAP uses an independent third-party assessment of the management systems and sourcing practices of the SORs to validate conformance with the RMAP standards.

We used the RMI smelter and refiner conformant list internally to analyze the SOR lists provided to us from our suppliers’ CMRT submissions. We also utilized RMI member resources to identify those high risk SORs that were listed in our suppliers’ CMRTs as sourcing from the Covered Countries and not listed as conformant to the RMAP.

Our team provided individual smelter analysis to specific suppliers that identified SORs in their CMRTs that are not yet in the RMAP. This analysis also identified entities that did not meet the definition of an eligible SOR. By providing the smelter analyses to our suppliers, we are empowering our suppliers to inform their supply chains of the identity of non-RMAP-conformant SORs. We requested our suppliers to send letters encouraging SORs to join the RMAP. We also requested our suppliers improve the accuracy of their smelter lists by eliminating the SORs that are no longer in operation and removing those entities that did not meet the definition of eligible SORs.

Step 3.    Design and Implement a Strategy to Respond to Identified Risk

As previously described, we review each supplier CMRT response to (i) provide feedback to our suppliers and (ii) identify risks in our supply chain related to the use of 3TG. Some key factors in our CMRT analysis were supplier sub-tier response rates, the percentage of non-conformant SORs listed in each supplier’s smelter list, IMDS inconsistency (i.e., when the supplier’s 3TG declaration does not match the IMDS records), and SOR sourcing information.

We also have established a formal escalation process for resolving concerns regarding the use of 3TG in our supply chain. Specifically, when our conflict minerals team identifies defects, inconsistencies, or other problems in a supplier’s CMRT response (including a failure to respond), we first attempt to work directly with the supplier to resolve the issue. If our conflict minerals team does not receive an acceptable response from the supplier, the issue is escalated to the appropriate leadership and eventually to the Conflict Minerals Executive

Steering Committee. If necessary, we may preclude a supplier from receiving future business if the concern is not resolved.

The SOR outreach and certification process are also important risk mitigation components of our conflict minerals program. To increase the number of RMAP-conformant SORs, specifically during the 2022 reporting year, GM conducted outreach to 46 eligible 3TG SORs by sending letters to encourage them to join the RMAP. We also encourage our tier 1 suppliers to send outreach letters to the SORs in their smelter lists who are not determined to be RMAP conformant by RMI.

The results of our monitoring and outreach efforts are reported to the Conflict Minerals Executive Steering Committee at regular, periodic meetings and tracked against the prior year’s results.

Step 4.     Carry Out Independent Third-Party Audit of Supply Chain Due Diligence

Since we do not source directly from SORs, we rely on information from industry involvement and information available through our membership in RMI. We actively support industry-wide initiatives to improve both reporting and knowledge regarding the SORs supplying 3TG for our products. One key initiative that we supported financially is RMI’s Audit Fund for RMAP participating SORs. The Audit Fund is designed to encourage RMAP-eligible SOR’s to undergo an independent third-party responsible sourcing assessment.

Step 5.    Report on Supply Chain Due Diligence

We file the Specialized Disclosure Form (Form SD), including the Conflict Minerals Report, annually with the SEC as directed by the Dodd-Frank Act. Our Form SD and CMR are available on our website at investor.gm.com/sec-filings.

V.    Steps We Have Taken or Will Take to Mitigate the Risk that Conflict Minerals in Our Products Benefit Armed Groups, Including Improving Due Diligence

We are continuing to work with our suppliers to gather more information through the supply chain. Through emails, webinars, and our Conflict Minerals Policy, we are encouraging our suppliers to work with their supply chains to source responsibly, including utilizing conformant SORs.

We will continue to work with the Automotive Industry Action Group (AIAG) to further educate suppliers and utilize common methods to determine the origin of 3TG in our products. Through this group, we will continue to develop and participate in AIAG training and other 3TG initiatives. We also actively participate in the AIAG Smelter Engagement Team (SET) and the RMI SET to prioritize and conduct outreach and visits to SORs.
As a member company of RMI, we are further developing a reliable SOR list by assisting RMI in identifying eligible SORs through our participation in RMI’s smelter/refiner disposition team. In addition, through our active participation in the RMI and AIAG SET, we are sending letters to SORs and holding virtual meetings with them to engage or continue their RMAP participation. We believe that increasing the participation of SORs in this program will not only expand the availability of conflict-free 3TG but will also enhance the ability of our supply base to reliably source 3TG from RMAP Conformant SORs.
VI.    Product Determination

Based on the results of our RCOI and due diligence, the complexity of our supply chain, and the inherent imprecision of reporting information through our supply chain, we cannot confirm whether the 3TG reported to us by our suppliers, some of which may have been sourced from a Covered Country, are in our products. However, we have not identified any instances where 3TG in our products are directly or indirectly financing or benefiting armed groups in the Covered Countries.
VII.    Appendix

Utilizing the information provided by our first-tier suppliers in their CMRT submissions, we compiled a list of SORs that may provide 3TG used in our products. The SOR list is provided as an appendix in this report.

However, because certain of our suppliers reported 3TG usage at a company-wide level, the information provided by our suppliers, including the identity of the SORs included in the appendix, may relate to non-GM products. In addition, not all our suppliers provided the SOR identity and country of origin information for 3TG. Further, we understand that SORs generally commingle minerals from different mine sources, which may further impair our suppliers’ ability to track the source of 3TG. Accordingly, we cannot confirm the accuracy or completeness of the attached appendix of potential SORs, and we cannot definitively determine the origin of all the 3TG we utilize in our products.

Appendix

All Smelters or Refiners with an "**" below are conformant to the RMAP assessment, or were actively engaged in the program as of March 1, 2023

Metal	Standard Smelter Name	Country Location
Tantalum	AMG Brasil**	BRAZIL
Tantalum	Changsha South Tantalum Niobium Co., Ltd.**	CHINA
Tantalum	D Block Metals, LLC**	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.**	CHINA
Tantalum	FIR Metals & Resource Ltd.**	CHINA
Tantalum	Global Advanced Metals Aizu**	JAPAN
Tantalum	Global Advanced Metals Boyertown**	UNITED STATES OF AMERICA
Tantalum	Materion Newton Inc.**	UNITED STATES OF AMERICA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.**	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.**	CHINA
Tantalum	Jiangxi Tuohong New Raw Material**	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.**	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.**	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.**	CHINA
Tantalum	KEMET de Mexico**	MEXICO
Tantalum	Metallurgical Products India Pvt., Ltd.**	INDIA
Tantalum	Mineracao Taboca S.A.**	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.**	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.**	CHINA
Tantalum	QuantumClean**	UNITED STATES OF AMERICA
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.**	CHINA
Tantalum	Resind Industria e Comercio Ltda.**	BRAZIL
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	TANIOBIS Co., Ltd.**	THAILAND
Tantalum	Taki Chemical Co., Ltd.**	JAPAN
Tantalum	Telex Metals**	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC**	KAZAKHSTAN
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED**	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.**	CHINA
Tantalum	NPM Silmet AS**	ESTONIA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.**	CHINA
Tantalum	TANIOBIS GmbH**	GERMANY
Tantalum	TANIOBIS Japan Co., Ltd.**	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG**	GERMANY
Tantalum	5D Production OU	ESTONIA
Tin	Alpha**	UNITED STATES OF AMERICA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Aurubis Beerse**	BELGIUM
Tin	Aurubis Berango**	SPAIN

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.**	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.**	CHINA
Tin	China Tin Group Co., Ltd.**	CHINA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda**	BRAZIL
Tin	CRM Synergies**	SPAIN
Tin	CV Ayi Jaya**	INDONESIA
Tin	CV Venus Inti Perkasa**	INDONESIA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Dowa**	JAPAN
Tin	DS Myanmar**	MYANMAR
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	EM Vinto**	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.**	BRAZIL
Tin	Fabrica Auricchio Industria e Comercio Ltda.**	BRAZIL
Tin	Fenix Metals**	POLAND
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.**	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.**	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.**	CHINA
Tin	Luna Smelter, Ltd.**	RWANDA
Tin	Magnu's Minerais Metais e Ligas Ltda.**	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)**	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.**	UNITED STATES OF AMERICA
Tin	Mineracao Taboca S.A.**	BRAZIL
Tin	Minsur**	PERU
Tin	Mitsubishi Materials Corporation**	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.**	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.**	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.**	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Pongpipat Company Limited	MYANMAR
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	PT Aries Kencana Sejahtera**	INDONESIA
Tin	PT Artha Cipta Langgeng**	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya**	INDONESIA
Tin	PT Babel Inti Perkasa**	INDONESIA

Tin	PT Babel Surya Alam Lestari**	INDONESIA
Tin	PT Bangka Prima Tin**	INDONESIA
Tin	PT Bangka Serumpun**	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera**	INDONESIA
Tin	PT Bukit Timah**	INDONESIA
Tin	PT Cipta Persada Mulia**	INDONESIA
Tin	PT Menara Cipta Mulia**	INDONESIA
Tin	PT Mitra Stania Prima**	INDONESIA
Tin	PT Mitra Sukses Globalindo**	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Premium Tin Indonesia**	INDONESIA
Tin	PT Prima Timah Utama**	INDONESIA
Tin	PT Putera Sarana Shakti (PT PSS)**	INDONESIA
Tin	PT Rajawali Rimba Perkasa**	INDONESIA
Tin	PT Rajehan Ariq**	INDONESIA
Tin	PT Refined Bangka Tin**	INDONESIA
Tin	PT Sariwiguna Binasentosa**	INDONESIA
Tin	PT Stanindo Inti Perkasa**	INDONESIA
Tin	PT Sukses Inti Makmur**	INDONESIA
Tin	PT Timah Nusantara**	INDONESIA
Tin	PT Timah Tbk Kundur**	INDONESIA
Tin	PT Timah Tbk Mentok**	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama**	INDONESIA
Tin	Resind Industria e Comercio Ltda.**	BRAZIL
Tin	Rui Da Hung**	TAIWAN, PROVINCE OF CHINA
Tin	Super Ligas**	BRAZIL
Tin	Thaisarco**	THAILAND
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.**	CHINA
Tin	Tin Technology & Refining**	UNITED STATES OF AMERICA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineracao Ltda.**	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.**	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	A.L.M.T. Corp.**	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	Artek LLC	RUSSIAN FEDERATION
Tungsten	Asia Tungsten Products Vietnam Ltd.**	VIET NAM
Tungsten	China Molybdenum Tungsten Co., Ltd.**	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.**	CHINA
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA

Tungsten	Cronimet Brasil Ltda**	BRAZIL
Tungsten	Fujian Ganmin RareMetal Co., Ltd.**	CHINA
Tungsten	Fujian Xinlu Tungsten Co., Ltd.**	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.**	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.**	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.**	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.**	CHINA
Tungsten	Global Tungsten & Powders Corp.**	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.**	CHINA
Tungsten	H.C. Starck Tungsten GmbH**	GERMANY
Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Hubei Green Tungsten Co., Ltd.**	CHINA
Tungsten	Hunan Chenzhou Mining Co., Ltd.**	CHINA
Tungsten	Hunan Jintai New Material Co., Ltd.**	CHINA
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch**	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.**	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.**	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.**	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.**	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.**	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.**	CHINA
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten	Kennametal Fallon**	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville**	UNITED STATES OF AMERICA
Tungsten	Lianyou Metals Co., Ltd.**	TAIWAN, PROVINCE OF CHINA
Tungsten	LLC Vostok	RUSSIAN FEDERATION
Tungsten	Malipo Haiyu Tungsten Co., Ltd.**	CHINA
Tungsten	Masan High-Tech Materials**	VIET NAM
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC**	UNITED STATES OF AMERICA
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION
Tungsten	Philippine Chuangxin Industrial Co., Inc.**	PHILIPPINES
Tungsten	TANIOBIS Smelting GmbH & Co. KG**	GERMANY
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hutten AG**	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.**	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.**	CHINA
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA
Gold	8853 S.p.A.	ITALY
Gold	ABC Refinery Pty Ltd.	AUSTRALIA

Gold	Abington Reldan Metals, LLC**	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company**	UNITED STATES OF AMERICA
Gold	African Gold Refinery	UGANDA
Gold	Agosi AG**	GERMANY
Gold	Aida Chemical Industries Co., Ltd.**	JAPAN
Gold	Al Etihad Gold Refinery DMCC**	UNITED ARAB EMIRATES
Gold	Albino Mountinho Lda.	PORTUGAL
Gold	Alexy Metals**	UNITED STATES OF AMERICA
Gold	Almalyk Mining and Metallurgical Complex (AMMC)**	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao**	BRAZIL
Gold	Argor-Heraeus S.A.**	SWITZERLAND
Gold	Asahi Pretec Corp.**	JAPAN
Gold	Asahi Refining Canada Ltd.**	CANADA
Gold	Asahi Refining USA Inc.**	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.**	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Augmont Enterprises Private Limited**	INDIA
Gold	Aurubis AG**	GERMANY
Gold	Bangalore Refinery**	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)**	PHILIPPINES
Gold	Boliden AB**	SWEDEN
Gold	C. Hafner GmbH + Co. KG**	GERMANY
Gold	C.I Metales Procesados Industriales SAS**	COLOMBIA
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation**	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Chimet S.p.A.**	ITALY
Gold	Chugai Mining**	JAPAN
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	Dongwu Gold Group	CHINA
Gold	Dowa**	JAPAN
Gold	DSC (Do Sung Corporation)**	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant**	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant**	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant**	JAPAN
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	Emirates Gold DMCC**	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE

Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	Geib Refining Corporation**	UNITED STATES OF AMERICA
Gold	GGC Gujrat Gold Centre Pvt. Ltd.**	INDIA
Gold	Gold by Gold Colombia**	COLOMBIA
Gold	Gold Coast Refinery	GHANA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.**	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH**	GERMANY
Gold	Heraeus Germany GmbH Co. KG**	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.**	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Industrial Refining Company	BELGIUM
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.**	CHINA
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Ishifuku Metal Industry Co., Ltd.**	JAPAN
Gold	Istanbul Gold Refinery**	TURKEY
Gold	Italpreziosi**	ITALY
Gold	JALAN & Company	INDIA
Gold	Japan Mint**	JAPAN
Gold	Jiangxi Copper Co., Ltd.**	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.**	JAPAN
Gold	K.A. Rasmussen	NORWAY
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc**	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC**	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna**	POLAND
Gold	Kojima Chemicals Co., Ltd.**	JAPAN
Gold	Korea Zinc Co., Ltd.**	KOREA, REPUBLIC OF
Gold	Kundan Care Products Ltd.	INDIA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	L'Orfebre S.A.**	ANDORRA
Gold	LS-NIKKO Copper Inc.**	KOREA, REPUBLIC OF

Gold	LT Metal Ltd.**	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Materion**	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.**	JAPAN
Gold	MD Overseas	INDIA
Gold	Metal Concentrators SA (Pty) Ltd.**	SOUTH AFRICA
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	Metalor Technologies (Hong Kong) Ltd.**	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.**	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.**	CHINA
Gold	Metalor Technologies S.A.**	SWITZERLAND
Gold	Metalor USA Refining Corporation**	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.**	MEXICO
Gold	Mitsubishi Materials Corporation**	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.**	JAPAN
Gold	MKS PAMP SA**	SWITZERLAND
Gold	MMTC-PAMP India Pvt., Ltd.**	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.**	TURKEY
Gold	Navoi Mining and Metallurgical Combinat**	UZBEKISTAN
Gold	NH Recytech Company**	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.**	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH**	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.**	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA**	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk**	INDONESIA
Gold	PX Precinox S.A.**	SWITZERLAND
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Rand Refinery (Pty) Ltd.**	SOUTH AFRICA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	REMONDIS PMR B.V.**	NETHERLANDS
Gold	Royal Canadian Mint**	CANADA
Gold	SAAMP**	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S.**	CZECHIA
Gold	Sai Refinery	INDIA

Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	Sancus ZFS (L’Orfebre, SA)**	COLOMBIA
Gold	Sellem Industries Ltd.	MAURITANIA
Gold	SEMPSA Joyeria Plateria S.A.**	SPAIN
Gold	Shandong Gold Smelting Co., Ltd.**	CHINA
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.**	CHINA
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Shirpur Gold Refinery Ltd.	INDIA
Gold	Sichuan Tianze Precious Metals Co., Ltd.**	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.**	TAIWAN, PROVINCE OF CHINA
Gold	Sovereign Metals	INDIA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.**	JAPAN
Gold	SungEel HiMetal Co., Ltd.**	KOREA, REPUBLIC OF
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	T.C.A S.p.A**	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.**	JAPAN
Gold	Tokuriki Honten Co., Ltd.**	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	TOO Tau-Ken-Altyn**	KAZAKHSTAN
Gold	Torecom**	KOREA, REPUBLIC OF
Gold	Umicore Precious Metals Thailand**	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining**	BELGIUM
Gold	United Precious Metal Refining, Inc.**	UNITED STATES OF AMERICA
Gold	Valcambi S.A.**	SWITZERLAND
Gold	WEEEREFINING**	FRANCE
Gold	Western Australian Mint (T/a The Perth Mint)**	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH**	GERMANY
Gold	Yamakin Co., Ltd.**	JAPAN
Gold	Yokohama Metal Co., Ltd.**	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation**	CHINA